EXHIBIT 16

                        SCHVANEVELDT AND COMPANY
                       CERTIFIED PUBLIC ACCOUNTANT
                     275 E. SOUTH TEMPLE, SUITE 300
                       SALT LAKE CITY, UTAH 84111
                             (801) 521-2392
Darrell T. Schvaneveldt, C.P.A.







Board of Directors
NetVoice Technologies Corporation
13747 Montfort Drive, #101
Dallas, Texas 75240

Gentlemen:

I acknowledge receipt of a copy of the disclosure set forth in the amended registration statement on Form SB under the heading "Change of Accountant," made in response to Item 304 of Regulation S-B promulgated by the Securities and Exchange Commission. This letter will confirm that I agree with the statement made by you in this section.

                                   Sincerely,


                                   /s/ DARRELL T. SCHVANEVELDT
                                   Darrell T. Schvaneveldt
                                   May 17, 2000